UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
 the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 10, 2017 (November 17, 2015)

BROOKFIELD DTLA FUND OFFICE
TRUST INVESTOR INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-36135 (Commission File Number)	04-2616226 (IRS Employer Identification Number)

250 Vesey Street, 15th Floor, New York, New York 10281
(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code)
(212) 417-7000

N/A
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Annual Meeting of Stockholders

On November 10, 2017, Brookfield DTLA Fund Office Trust Investor Inc. (the “Company”) held its 2017 annual meeting of its stockholders (the “Annual Meeting”). At the Annual Meeting, holders of the Company’s common stock, par value $0.01 per share (the “Common Stock”), (1) elected each of the five (5) Company nominees to serve until the 2018 Annual Meeting of its stockholders and until their successors are duly elected and qualified and (2) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. Each of the items considered at the Annual Meeting is described in further detail in the Company’s Information Statement filed with the U.S. Securities and Exchange Commission on September 22, 2017 (the “Information Statement”). The results of the voting on each matter, as certified by the Inspector of Election of the Annual Meeting, are set forth below.

Item 1 – Election of Directors

Name	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
G. Mark Brown	1,000	0	0	0
Michelle L. Campbell	1,000	0	0	0
Bryan K. Davis	1,000	0	0	0
Paul L. Schulman	1,000	0	0	0
Robert L. Stetzl	1,000	0	0	0

Item 2 – Ratification of the Selection of Deloitte & Touche LLP as Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,000	0	0	0

No other business was transacted by the sole holder of the Common Stock at the Annual Meeting.
Special Meeting of Stockholders
On November 10, 2017, the Company held a Special Meeting (the “Special Meeting”) of holders of the Company’s 7.625% Series A Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”). The Special Meeting was called by the Company upon the request of Bulldog Investors, LLC (“Bulldog”), which had obtained (by proxy) the requisite consent of 10% of the outstanding shares of the Series A Preferred Stock, as required by the Articles Supplementary of the Company classifying and designating the Series A Preferred Stock (the “Articles Supplementary”). The Special Meeting had been called for the purpose of electing two directors to the Company’s Board of Directors to serve until the 2018 Annual Meeting of Stockholders and until their successors are duly elected and qualified or, if earlier, until the full payment (or setting aside for payment) of all dividends on the Series A Preferred Stock that are in arrears, as well as dividends for the then-current period, in accordance with Maryland law, the Company’s charter and the Second Amended and Restated Bylaws of the Company, dated August 11, 2014 (the “Preferred Directors”).

In accordance with the Articles Supplementary, in order for there to be a vote on any matter at any special meeting, there must be a quorum. In order to have a quorum for the transaction of business at a special meeting, holders of one-third of the issued and outstanding shares of Series A Preferred Stock must be present in person or by legal proxy. At the Special Meeting, the holders of 29.0% of the Series A Preferred Stock (2,823,786 shares of the 9,720,370 shares of Series A Preferred Stock outstanding on the record date, October 16, 2017) were represented in person or by proxy at the Special Meeting and therefore a quorum was not present and no vote with respect to the Preferred Directors was held.  As permitted under the Articles Supplementary, Bulldog made a motion to adjourn the Special Meeting and voted all of the shares of the Series A Preferred Stock present in person or by proxy at the Special Meeting in favor of adjourning the Special Meeting to December 11, 2017.  Accordingly, the Special Meeting has been adjourned to December 11, 2017 at 11:00 a.m. at 250 Vesey Street, 15th floor, New York, NY 10281.
As a result of the inability to hold a vote at the Special Meeting, Alan J. Carr and Craig W. Perry will continue to serve on the Company’s Board of Directors until their successors are duly elected and qualified or, if earlier, until the full payment (or setting aside for payment) of all dividends on the Series A Preferred Stock that are in arrears, as well as dividends for the then-current period, in accordance with Maryland law, the Company’s charter and the Amended Bylaws.
.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKFIELD DTLA FUND OFFICE TRUST INVESTOR INC.
Dated: November 13, 2017	By:	/s/ Michelle L. Campbell
Name: Michelle L. Campbell
Title: Vice President, Secretary